Exhibit 99.1

FOR IMMEDIATE RELEASE-
May 12, 2009

COMPANY CONTACT:
Kendra Berger
Chief Financial Officer
NTN Buzztime, Inc.
(760) 438-7400

CCG CONTACT:
Mark Collinson
Partner
CCG Investor Relations
(310) 477-9800, ext. 117

NTN Buzztime, Inc. Acquires assets from i-am TV, Strengthens
Its Out-of-Home Promotional Reach

Acquisition adds high-profile out-of-home entertainment television screens in the top 15 DMAs Private Placement to provide $750,000 in additional working capital

CARLSBAD, Calif., May 12/PRNewswire-FirstCall/ — NTN Buzztime, Inc. (NYSE Amex: NTN) today announced that it has signed an agreement to purchase the assets of i-am TV from Instant Access Media, LLC which include approximately 1,400 flat panel television screens located in over 360 high-traffic hospitality venues in the top 15 designated market areas (DMAs).  Out-of-home entertainment provider i-am TV has been in the business of delivering programming and advertising to these venues.

The Company also announced that investors in Instant Access Media are purchasing shares of NTN common stock in a private placement raising $750,000 in additional working capital.

“Our acquisition of assets from i-am TV has the potential to take our advertising sales initiative to an exciting new level.  By expanding our digital broadcast network into numerous prime locations in the top 15 DMAs, we are gaining critical mass to provide major national advertisers with uniquely powerful event, promotion, and sponsorship opportunities,” commented NTN Buzztime’s CEO, Terry Bateman.

Mr. Bateman continued, “The acquired i-am TV assets are an excellent strategic fit with initiatives we have underway to provide advertisers with sponsored media events and promotional opportunities.  We will be offering our proprietary Buzztime content to operators of the acquired screens, potentially contributing to the growth of our overall network viewership.  In addition, the assets acquired from i-am TV network include high-quality television screens located in prime locations in major U.S. cities which we believe will ultimately extend our network and enhance our value proposition.”

Mr. Bateman concluded, “Considered in the context of our recent asset purchase of sports entertainment portal iSports to accelerate the planned launch of our online and mobile game platform, this agreement marks another significant and positive strategic milestone for NTN Buzztime.”

About NTN Buzztime, Inc.

NTN Buzztime, Inc., a leader in interactive entertainment for 25 years, is based in Carlsbad, CA. Buzztime is distributed in-home and out-of-home across broadband platforms including online, cable TV, satellite TV and in approximately 3,750 restaurants, sports bars and pubs throughout North America. Buzztime entertainment is also available on electronic games and in books. For more information, please visit http://www.buzztime.com.Buzztime is a proud member of the OVAB |Out-of-home Video Advertising Bureau.Buzztime is a registered trademark of Buzztime Entertainment, Inc. and Playmaker is a registered trademark of NTN Buzztime, Inc.

Forward-looking Statements
This release contains forward-looking statements which reflect management's current views of future events and operations. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include those related to successfully integrating the i-am TV assets being acquired into Company operations, uncertainty regarding our future capital needs, risks associated with the current economic downturn, our significant losses, our ability to grow our out-of-home Buzztime iTV network and implement our other business strategies, our recent management transition, potential failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

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